Exhibit 4.1

EXECUTION VERSION

NORTHERN TRUST CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

3.15% Senior Notes due 2029

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 3, 2019

to

Indenture dated as of May 8, 2017

THIRD SUPPLEMENTAL INDENTURE, dated as of May 3, 2019 (this “Supplemental Indenture”), between NORTHERN TRUST CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”).

Recitals of the Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of May 8, 2017 (as amended and supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 13.01(p) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $500,000,000 aggregate principal amount of its 3.15% Senior Notes due 2029 (the “Notes”); and

WHEREAS, the Company has requested, and hereby requests, that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1    Relation to the Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2    Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Bank” means The Northern Trust Company, an Illinois banking corporation, and its successors (whether by consolidation, merger, conversion or transfer of substantially all their assets and business or otherwise) so long as The Northern Trust Company or any successor is a Subsidiary of the Company.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Indenture” has the meaning set forth in the recitals hereto.

“Notes” has the meaning set forth in the recitals hereto.

“Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Trustee” has the meaning set forth in the introductory paragraph hereof until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Voting Stock” means the class or classes of stock which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 1.3    Rules of Construction. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)    capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)    all references herein to Articles, Sections and Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections and Exhibits of this Supplemental Indenture;

(c)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)    in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.1    Designation. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “3.15% Senior Notes due 2029.”

Section 2.2    Maturity. The principal of the Notes will become due and payable on May 3, 2029.

Section 2.3    Principal Amount; Further Issues. The Notes are initially limited in aggregate principal amount to $500,000,000, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06 or 13.05 of the Base Indenture. The Company may, from time to time, without the consent of the Holders of the Notes (or the Securities of any other series), create and issue additional Notes. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the Notes herein provided for, except for the issue date and the issue price. Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Any such increase in the authorized aggregate principal amount of the Notes shall be evidenced by an Officers’ Certificate without further action by the Company.

Section 2.4    Interest.

(a)    Rate of Interest; Accrual. The Notes shall bear interest on their principal amount from, and including, May 3, 2019 at the rate of 3.15% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)    Interest Payment Dates. Accrued interest on the Notes shall be payable semi-annually in arrears on May 3 and November 3 of each year, beginning on November 3, 2019, or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Holders of the Notes at the close of business on the immediately preceding April 18 and October 19 (whether or not a Business Day), as the case may be.

Section 2.5    Redemption. On or after February 3, 2029, the Notes will be redeemable at the option of the Company in accordance with the procedures set forth in Article IV of the Base Indenture, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Section 2.6    Global Securities. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall deposit the Global Securities with, or on behalf of, The Depository Trust Company (“DTC”) as Depositary (pursuant to Section 3.01 of the Base Indenture) in New York, New York, and register the Global Securities in the name of Cede & Co., DTC’s nominee. The terms and conditions upon which interests in such Global Securities may be exchanged for Individual Securities, as well as certain restrictions and conditions on transferability of the Notes, are set forth in the Base Indenture.

Section 2.7    Securities Not Subordinated. The Notes are not subject to subordination.

Section 2.8    Waiver. The provisions of Section 6.06 of the Base Indenture shall apply to the covenant of the Company set forth in Section 6.07 of the Base Indenture added hereby for the benefit of the Notes.

Section 2.9    Discharge and Covenant Defeasance. The provisions of Article XI of the Base Indenture that specify the conditions upon which the Company may be deemed to have been Discharged from its obligations with respect to the Notes or upon which the Company may be deemed to have effected Covenant Defeasance with respect to the Notes shall apply to the Notes (including the obligation of the Company to comply with Section 6.07 of the Base Indenture added hereby).

Section 2.10    Form of Notes. The Notes shall have such other terms and provisions as are set forth in, and shall be substantially in the form of, Exhibit A hereto. The terms and provisions set forth in Exhibit A hereto are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture, including any Notes issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

ARTICLE 3

AMENDMENTS TO BASE INDENTURE

Section 3.1    Limitation on Disposition of Stock or Assets of the Bank. Solely for the purpose of establishing the terms of the Notes (and for the sole benefit of the Notes), Article VI of the Base Indenture shall be amended to add the following as a new Section 6.07 immediately after Section 6.06:

Section 6.07.    Limitation on Disposition of Stock or Assets of the Bank. So long as any Securities remain outstanding, but subject to the provisions of Section 6.04, the Company shall not, nor shall it permit any Subsidiary of the Company to, sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the

Bank or of any Subsidiary of the Company which owns shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor will it permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or to sell, lease or otherwise dispose of all or substantially all of its property, assets and business except that (a) the Company, any Subsidiary of the Company or the Bank, as the case may be, may make any such sale, assignment, transfer, grant of a security interest, lease or other disposition, or any such issuance, for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and evidenced by a duly adopted Board Resolution, and (b) if, in the case of any sale, assignment, transfer, grant of a security interest or other disposition of shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank or of any such Subsidiary, or in the case of any such issuance, after giving effect thereto (and assuming, for purposes of this clause (b), that all such convertible securities have been fully converted and all such options, warrants or rights have been fully exercised), the Company and any one or more Wholly-Owned Subsidiaries of the Company shall together own at least 80% of the Voting Stock of the Bank then issued and outstanding free and clear of any security interest. Notwithstanding the foregoing, and subject to provisions of Section 6.04, the Company may merge, consolidate or combine with the Bank or the Company and the Bank may merge, consolidate or combine with a third corporation.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.1    Ratification. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.2    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile transmission or by transmission as a PDF e-mail attachment shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF e-mail attachment shall be deemed to be their original signatures for all purposes.

Section 4.3    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.4    Trustee. The Trustee makes no representations as to, and shall not be responsible for, the validity, adequacy or sufficiency of this Supplemental Indenture or the Notes. The statements and recitals herein and in the Notes are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 4.5    Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6    Effects of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.7    Trust Indenture Act. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

NORTHERN TRUST CORPORATION, as Issuer

By	/s/ David L. Tentinger
Name: David L. Tentinger
Title: Executive Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

Form of Notes

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CUSIP No. 665859AU8

ISIN No. US665859AU89

NORTHERN TRUST CORPORATION

3.15% Senior Notes due 2029

No. A-[ ] $[ ]

Northern Trust Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to                      or registered assigns, the principal sum of [                ] U.S. dollars ($[        ]) on May 3, 2029, or if such day is not a Business Day (as defined below), the following Business Day.

The Company further promises to pay interest on said principal sum from and including May 3, 2019 at the annual rate of 3.15% (computed on the basis of a 360-day year consisting of twelve 30-day months) semi-annually in arrears on May 3 and November 3 of each year (or if any of these days is not a Business Day, on the next Business Day, and no interest will accrue as a result of that postponement), beginning on November 3, 2019 (each, an “Interest Payment Date”). A “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in said Indenture, will be paid to the Person in whose name this Security (or one or more Predecessor Securities) are registered at the close of business on the Record Date for such interest, which shall be April 18 and October 19 (whether or not a Business Day), immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Northern Trust Corporation has caused this instrument to be duly executed on the date set forth below.

Dated:

NORTHERN TRUST CORPORATION

By:
Name: David L. Tentinger
Title: Executive Vice President and Treasurer

TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

Dated:

REVERSE OF NOTE

NORTHERN TRUST CORPORATION

3.15% Senior Notes due 2029

This Note is one of a duly authorized issue of Securities of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 8, 2017 (the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of May 3, 2019 (the Base Indenture, as so amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. This Note is one of a series of Securities of the Company designated as the 3.15% Senior Notes due 2029 (the “Notes”), initially limited in aggregate principal amount of $500,000,000 subject to the issuance of additional Notes as provided in the Indenture. Terms used but not defined herein shall have the respective meanings set forth in the Indenture.

The Indenture contains provisions for the discharge of the Company’s obligations with respect to the Notes or the defeasance of certain covenants set forth in the Indenture applicable to the Notes upon compliance by the Company of certain conditions set forth therein, which provisions apply to this Note.

On or after February 3, 2029, the Notes will be redeemable at the option of the Company in accordance with the procedures set forth in the Indenture, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of (and premium, if any) and interest on, this Note as and when the same shall become due and payable as herein provided.

The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Notes of this series are not entitled to the benefit of any sinking fund.

This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.